Harman International
PRESS RELEASE

October 25, 2007                                                            FOR IMMEDIATE RELEASE
              Contact:  Robert C. Ryan
              Harman International Industries, Incorporated
              202-393-1101

HARMAN INTERNATIONAL REPORTS FIRST QUARTER RESULTS

Washington, D.C., October 25, 2007– Harman International Industries, Incorporated (NYSE:  HAR) today announced results for the first quarter ended September 30, 2007.  Net sales for the three months were $947.0 million, a 15 percent increase compared to $825.5 million for the same period last year.  Earnings per diluted share were $0.55 compared to $0.85 last year.  Excluding merger-related costs, earnings per diluted share were $0.62.

All three divisions reported double-digit sales growth for the first quarter.  Automotive net sales for the three months were $682.3 million compared to $601.0 million last year, an increase of 14 percent.  Consumer net sales increased 28 percent from $93.1 million a year ago to $119.4 million this quarter.  Professional net sales were $145.2 million compared to $131.4 million last year, an increase of 11 percent.

Dr. Sidney Harman, Executive Chairman, and Dinesh Paliwal, Vice Chairman and Chief Executive Officer, commented:

“We achieved good results during the first quarter of fiscal 2008.  Sales growth was strong due to the ramp up of an infotainment system for Chrysler and robust sales of personal navigation devices in Europe.  Our initiative to develop cost saving strategies is underway and we expect to gain procurement, engineering and manufacturing efficiencies that will improve margins over the course of this fiscal year.”

October 25, 2007

At 4:30 p.m. EDT today, Harman International will host an analyst and investor conference call to discuss the results for the three months ended September 30, 2007 and management’s outlook for future periods.  To participate in the conference call, please dial (800) 230-1092 or for international calls dial (612) 234-9960 prior to 4:30 p.m. EDT.  Please let the operator know that you would like to join the Harman International call.

A replay of the conference call will be available following the completion of the call at approximately 8:00 p.m. EDT.  The replay will be available through November 8, 2007.  Please call (800) 475-6701 to access the replay.  For international calls please call (320) 365-3844.  The access code number is 891629.

AT&T will be web-casting the conference call.  The web-cast can be accessed at http://65.197.1.5/att/confcast, enter the conference ID:  891629, then enter a passcode:  Harman and click Go.  There will also be a link to the web-cast at www.harman.com.  Participation through the web-cast will be in listen-only mode.

Harman International Industries, Incorporated (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio products and electronic systems for the automotive, consumer and professional markets.  The Company’s stock is traded on the New York Stock Exchange under the symbol:  HAR.

Note:  Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  You should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to our ability to successfully develop and implement cost saving strategies and to gain procurement, engineering and manufacturing efficiencies to deliver improved margins, the effect of changes in  consumer confidence, changes in interest rates affecting consumer spending, automobile industry sales and production rates, the loss of one or more significant customers, including our automotive customers, model-year changeovers and customer acceptance in the automotive industry, our ability to satisfy contract performance criteria, availability of key components to the products we manufacture, competitive products, customer acceptance of our consumer and professional products, fluctuations in currency exchange rates, the outcome of pending or future litigation and other claims, including the litigation resulting from the terminated merger agreement with a company formed by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners VI Fund L.P., labor disputes at our facilities and those of our customers or common carriers, general economic conditions and other risks detailed in filings made by Harman International with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (000s omitted except per share amounts) (unaudited)

	Three Months Ended
	September 30,
	2007	2006

Net sales	$946,962	825,543
Cost of sales	682,387	538,254

Gross profit	264,575	287,289

Selling, general and administrative expenses	223,134	200,371

Operating income	41,441	86,918

Other expenses:
Interest expense, net	1,410	139
Miscellaneous, net	671	861
Income before income taxes and minority interest	39,360	85,918

Income tax expense	3,657	29,635
Minority interest	(826)	(325)
Net income	$36,529	56,608

Basic earnings per share	$0.56	0.86
Diluted earnings per share	$0.55	0.85

Shares outstanding - Basic	65,242	65,517
Shares outstanding - Diluted	66,363	66,676

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS (000s omitted) (unaudited)

	September 30,	September 30,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$77,126	134,983
Accounts receivable	580,167	461,004
Inventories	475,155	379,299
Other current assets	186,798	198,766
Total current assets	1,319,246	1,174,052

Property, plant and equipment	605,641	501,448
Goodwill	415,386	381,517
Other assets	281,554	201,084
Total assets	$2,621,827	2,258,101

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$ ---	2,786
Current portion of long-term debt	573	16,989
Accounts payable	325,676	251,672
Accrued liabilities	394,449	542,811
Total current liabilities	720,698	814,258

Borrowings under revolving credit facility	179,869	150,108
Long-term debt	2,591	2,917
Other non-current liabilities	142,559	80,028

Total shareholders’ equity	1,576,110	1,210,790

Total liabilities and shareholders’ equity	$2,621,827	2,258,101

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (000s omitted except per share amounts) (unaudited)

	Three Months Ended September 30,
	2007				2006
	GAAP	Adjustments		Non-GAAP	GAAP

Net sales	$946,962	---		$946,962	825,543
Cost of sales	682,387	---		682,387	538,254

Gross profit	264,575	---		264,575	287,289

Selling, general and administrative expenses	223,134	(4,698)	(a)	218,436	200,371

Operating income	41,441	4,698		46,139	86,918

Other expenses:
Interest expense, net	1,410	---		1,410	139
Miscellaneous, net	671	---		671	861

Income before income taxes and minority interest	39,360	4,698		44,058	85,918

Income tax expense	3,657	---		3,657	29,635
Minority interest	(826)	---		(826)	(325)

Net income	$36,529	4,698		41,227	56,608

Basic earnings per share	$0.56	0.07		0.63	0.86
Diluted earnings per share	$0.55	0.07		0.62	0.85

Shares outstanding – Basic	65,242	65,242		65,242	65,517
Shares outstanding – Diluted	66,363	66,363		66,363	66,676

(a)
Merger costs, principally investment banking and professional fees, related to our transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were incurred during the first quarter in the amount of $4.7 million.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our merger related costs incurred during the first quarter of fiscal 2008.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.